CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in    Amendment
No. 1 to     the Registration Statement (Form S-3)  and
related Prospectus of America Online, Inc. for the registration of 1,006,942 shares of its common stock, of our report dated September 11, 1996, with respect to the financial statements of The ImagiNation Network, Inc. as of December 31, 1994 and 1995 and for each of the three years in the period then ended included in the Form 8-K/A No. 1 dated October 21, 1996 of America Online, Inc., filed with the Securities and Exchange Commission.


                                   /s/Ernst & Young
                                   ERNST & YOUNG LLP
Walnut Creek, California
   April 23,     1997


CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption
"Experts" in    Amendment No. 1 to     the Registration
Statement on Form S-3 and related Prospectus of America Online, Inc. for the registration of its common stock and to the incorporation by reference therein of our report dated August 28, 1996, with respect to the consolidated financial statements of America Online, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1996, filed with the Securities and Exchange Commission.


                                       /s/ Ernst & Young
                                       ERNST & YOUNG LLP

Vienna, Virginia
   April 23,     1997